Exhibit 11, 1st Quarter 1996
                                       Form 10-Q, Commission File
                                                    Number 1-3671


                     GENERAL DYNAMICS CORPORATION

            STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                             (UNAUDITED)

             (Dollars in millions, except per share data)



                                                First Quarter
                                           1996            1995
NET EARNINGS:

Continuing Operations                 $         65      $        60
Discontinued Operations                          -                -
                                      $         65      $        60

Weighted average common
  shares outstanding                    63,217,801       62,993,469

NET EARNINGS PER SHARE - PRIMARY:

Continuing Operations                 $       1.02      $       .95
Discontinued Operations                          -                -
                                      $       1.02      $       .95

Common shares from above                63,217,801       62,993,469
Assumed exercise of options
  (treasury stock method)                  373,458          203,983
                                        63,591,259       63,197,452
NET EARNINGS PER SHARE - FULLY DILUTED:

Continuing Operations                 $       1.02      $       .95
Discontinued Operations                          -                -
                                      $       1.02      $       .95


Common shares from above                63,217,801       62,993,469
Assumed exercise of options
  (treasury stock method)                  373,458          210,708
                                        63,591,259       63,204,177